UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008
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Morlex, Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue
Suite 450
New York, New York 10170
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(Address of principal executive offices and Zip Code)

(212) 581-5150
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(Registrant’s telephone number, including area code)

None
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The term “the Company” refers to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

Item 1.01. Entry Into a Material Definitive Agreement

On February 28, 2008, All Ad Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“AAA”), entered into a second amendment (the “Second Amendment”) with Iakona, Inc., a California corporation (“Iakona”) and Jason Kulpa (“Kulpa”), amending that certain Stock Purchase Agreement, dated November 14, 2007, by and among AAA, Iakona and Kulpa (the “Stock Purchase Agreement”). Copies of the Stock Purchase Agreement and Amendment No. 1 to the Stock Purchase Agreement, dated January 11, 2008, were filed as Exhibits 2.4(a) and 2.4(b), respectively, to the Company’s Report on Form 8-K filed on February 14, 2008, and are incorporated herein by reference.

The Second Amendment extends the termination date of the Stock Purchase Agreement from February 29, 2008 to March 31, 2008, and provides for payment by AAA of all legal and accounting expenses incurred by Iakona and Kulpa in connection with the transactions contemplated by the Stock Purchase Agreement.

The foregoing summary of the terms of the Second Amendment is subject to, and is qualified in its entirety by, the text of the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is filed as part of this report:

Exhibit Number	Description

2.1	Amendment No. 2 to Stock Purchase Agreement, dated February 28, 2008, by and among All Ad Acquisition Inc., Iakona, Inc. and Jason Kulpa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Date: March 5, 2008	By: /s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer